UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K/A
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):October 25, 2004
 (October 21, 2004)


                      QUALITY DINING, INC.
     (Exact name of registrant as specified in its charter)

      Indiana              000-23420            35-1804902
  (State or other         (Commission         (IRS Employer
  jurisdiction of         File Number)     Identification No.)
   incorporation)

                    4220 Edison Lakes Parkway
                       Mishawaka, IN 46545
       (Address of principal executive offices) (Zip Code)


 Registrant's telephone number, including area code:(574) 271-4600


                               N/A
  (Former name or former address, if changed since last report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 2--Financial Information

Item 2.05  Costs Associated with Exit or Disposal Activities.

As reported on a Form 8-K filed by the Company on September 23,2004, on September 17, 2004, the Company closed one of its Grady's American Grill restaurants. The decision to close this restaurant was part of the Company's ongoing process of evaluating the performance of its Grady's American Grill restaurants and closing under-performing locations. The closed restaurant was a leased location, and the lease term continues until December 31, 2011. The Company originally estimated that it would incur facility closing expense in the fourth quarter of fiscal 2004 of approximately $1,000,000 to $1,200,000.

On October 21, 2004, the Company completed a sublease agreement for the restaurant and now estimates the facility closing expense to be approximately $650,000. This expense will be recorded as a component of discontinued operations in the fourth quarter of fiscal 2004.


                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 25, 2004

QUALITY DINING, INC.


By:  /s/ John C. Firth
------------------------------------
Name: John C. Firth
Title: Executive Vice President and General Counsel